UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2005

CELLCO PARTNERSHIP

(Exact Name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-92214	22-3372889

(Commission File Number)	(IRS Employer Identification No.)

180 Washington Valley Road Bedminster, NJ	07921

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 306-7000

Not applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Approval of short-term incentive awards and performance measures

On January 20, 2005, the Human Resources Committee of the Board of Representatives (“Human Resources Committee”) of Cellco Partnership d/b/a/ Verizon Wireless (the “Company”) approved the 2004 short-term incentive award payouts for executive-level employees including for the named executive officers Messrs. Dennis F. Strigl, Lowell C. McAdam, Richard J. Lynch and S. Mark Tuller.

These short-term incentive awards for Messrs. McAdam, Lynch and Tuller were granted under the Verizon Wireless Short-Term Incentive Plan. The award payouts were determined based upon the Company’s actual and comparative performance during 2004 as measured against pre-established performance objectives, and the individual’s performance. The pre-established Company performance objectives are based primarily upon financial measures, specifically, EBITDA, net income, service revenue and retail subscribers. A portion of the award is also based upon customer service and diversity objectives. The Human Resources Committee determined that it will use these performance measures and criteria in order to grant short-term incentive awards for 2005 and forward, until it determines that other criteria are more appropriate.

As previously disclosed in the Company’s Annual Report on Form 10-K, Mr. Tuller ceased serving as an executive officer of the Company as of January 1, 2004. However, Mr. Tuller remained employed by the Company for a transition period, which ended on June 30, 2004. With respect to this transition period, during which Mr. Tuller provided advice and consultation services as requested by the Company, Mr. Tuller received his full salary, benefits and a prorated short-term incentive.

The short-term incentive award for Mr. Strigl was granted under the Verizon Communications Inc. (“Verizon”) Short-Term Incentive Plan and approved by the Human Resources Committee of the Board of Directors of Verizon (“Verizon Human Resources Committee”). Verizon has informed us that the award payout was determined based upon Verizon’s actual and comparative performance during 2004 as measured against pre-established performance objectives, and the individual’s performance. The pre-established Verizon performance objectives are based primarily upon financial measures, specifically, earnings per share and revenue excluding the net impact of pension and post-retirement benefits. A portion of the award is also based upon customer service and diversity objectives. The Verizon Human Resources Committee determined that it will use these performance measures and criteria in order to determine short-term incentive award amounts for 2005 and forward, until it determines that other criteria are more appropriate.

The following table reflects the 2004 short-term incentive awards made to each of the named executive officers.

Name and Principal Position	2004 Short-Term Award
Dennis F. Strigl, President & Chief Executive Officer	$1,862,000
Lowell C. McAdam, Executive Vice President & Chief Operating Officer	$829,000
Richard J. Lynch, Executive Vice President & Chief Technical Officer	$472,000
S. Mark Tuller, formerly Vice President - Legal & External Affairs, General Counsel and Secretary	$215,000

Administration of the annual profit sharing contribution under the Verizon Wireless Savings and Retirement Plan

On January 20, 2005, the Human Resources Committee also approved the participation of Messrs. McAdam and Lynch in the annual profit sharing contribution given under the Verizon Wireless Savings and Retirement Plan. Messrs. McAdam and Lynch were not eligible to receive profit sharing contributions in the 2004 plan year but were eligible in prior years. In lieu of receiving profit sharing contributions in the 2004 plan year, Messrs. McAdam and Lynch had participated in the Verizon Income Deferral Plan of Verizon as previously disclosed in the Company’s Form 8-K filed on December 6, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CELLCO PARTNERSHIP

Date:	January 26, 2005	By:	/s/ Steven E. Zipperstein

Steven E. Zipperstein
Vice President – Legal & External Affairs,
General Counsel and Secretary